UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 5, 2007
Date of Report (Date of earliest event reported)

EPL INTERMEDIATE, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-115644	13-4092105

(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

3333 Michelson Drive, Suite 550, Irvine, California	92612

(Address of principal executive offices)	(Zip Code)

(949) 399-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 7, 2007, El Pollo Loco, Inc., a wholly-owned subsidiary of EPL Intermediate, Inc. (together, the “Company”), executed a supply agreement with Koch Foods, Inc., one of its suppliers of chicken for its restaurants. The agreement provides for the pricing and quantities of chicken to be provided to the Company and is effective for the period March 1, 2007 through February 29, 2008.

Item 5.02(e). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2007, the Compensation Committee of EPL Intermediate, Inc. approved salary increases for the following executive officers, effective March 29, 2007, as follows:

Stephen Carley	Chief Executive Officer	$369,910
Joseph Stein	Senior Vice President, Finance, Chief Financial Officer	251,715
Karen Eadon	Senior Vice President, Marketing	264,244
Brian Berkhausen	Senior Vice President, Development	242,760
Stephen Sather	Senior Vice President, Operations	231,750

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPL INTERMEDIATE, INC.

Dated: March 9, 2007	By:	/s/ Pamela R. Milner
Pamela R. Milner Senior Vice President, General Counsel